SCHEDULE 14C/A

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

☒	Definitive Additional Materials

NATUR INTERNATIONAL CORP.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NATUR INTERNATIONAL CORP.

Jachthavenweg 124

1081 KJ Amsterdam

The Netherlands

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

To our Stockholders:

An Information Statement is being made available by the Board of Directors of Natur International Corp., a Wyoming corporation (the “Company”), to holders of record of the Company’s common stock on February 22, 2019. The purpose of this Information Statement is to inform the Company’s stockholders of the following actions taken by written consent of the holders of a majority of the Company’s voting stock:

(A)	approval to increase the number of authorized shares of the Company’s common stock, par value $0.001 per share, from 200,000,000 shares to 750,000,000 shares; and

(B)	approval to (i) authorize a reverse stock split of the Company’s outstanding common stock within a range of between 1-to-50 and 1-to-101 and (ii) decrease the number of authorized shares of common stock, par value $0.001 per share, from 750,000,000 shares to 100,000,000 shares, to take effect at such time within eleven months of the date of the Information Statement, as determined by the Board of Directors in its discretion.

The foregoing actions were approved on January 22, 2019 by our Board of Directors. In addition, on February 7, 2019, the holders of 80.1% of the Company’s outstanding voting stock approved the foregoing actions. The number of shares voting for the proposals was sufficient for approval.

Under Wyoming law and pursuant to the Company's bylaws, any action required or permitted to be taken at a meeting of the Company's stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power entitled to consent thereto on the record date.

Important Notice Regarding the Availability of Information Statement

Pursuant to Securities and Exchange Commission Rule §240.14C-2, you are receiving this notice that the Information Statement is available on the Internet. This communication provides only a brief overview of the more complete Information Statement. We encourage you to access and review all of the important information contained in the Information Statement.

Follow the instructions below to view the Information Statement or request printed or e-mail copies.

Our Information Statement is available at http://xbrlfinancialwidget.com/?CIKNum=0001552845

If you want to receive a paper or e-mail copy of the Information Statement, you must request one. There is no charge to you for requesting a paper or e-mail copy. Please make your request for a copy by one of the following methods:

-	via mail to Natur International Corp., Jachthavenweg 124, 1081 KJ Amsterdam, The Netherlands, Attn: Corporate Secretary; or

-	via telephone at 011 31-20-578-7700.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors Ellen Berkers Chief Financial Officer February 22, 2019